Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated                 , 2017 in the Registration Statement on Form F-1 and related Prospectus of Nightstar Therapeutics Limited dated August 31, 2017.

Ernst & Young LLP

Cambridge, England

                    , 2017

The foregoing consent is in the form that will be signed upon the completion of the corporate reorganization described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP

Cambridge, England

August 31, 2017